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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 9, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Aggressive Equity Fund referred to in such report, which appear in such Registration Statement.


     PricewaterhouseCoopers LLP
     New York, New York
     September 22, 2000